DAVID H. REINMILLER
                                 Attorney at Law
                        4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                            Telephone (816) 340-4046
                            Telecopier (816) 340-4964

July 30, 1997

American Century Premium Reserves, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As a counsel to American Century Premium Reserves, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on July 30, 1997, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an officer and employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment adviser of American Century Premium Reserves, Inc.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 6.

                              Very truly yours,

                              /s/David H. Reinmiller
                              David H. Reinmiller